Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
 X Rail Enterprises, Inc.
Las Vegas, Nevada

We hereby consent to the use in the Registration Statement on Form S-1 Amendment #1 of our report dated June 14, 2017, relating to the financial statements of X Rail Enterprises, Inc. as of and for the years ended December 31 2016 and 2015, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRITCHETT, SILER & HARDY, P.C.

Farmington, Utah
 June 14, 2017